Exhibit 5.1

[Letterhead of Wilson Sonsini Goodrich & Rosati Professional Corporation]

November 4, 2020

Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716-9632

Ladies and Gentlemen:

We have acted as special counsel to Micron Technology, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company and any common stock purchase rights ( “Rights”) associated with the Common Stock that may be issued pursuant to the applicable rights agreement (the “Rights Agreement”) between the Company and the rights agent to be named therein (the “Rights Agent”); (ii) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to that certain Indenture (the “Indenture”), dated February 6, 2019 , between the Company and U.S. Bank National Association (the “Trustee”), which has been filed as an exhibit to the Registration Statement and may be supplemented in connection with the issuance of each series of Debt Securities by a supplemental indenture or other appropriate action of the Company, as applicable, creating such series of Debt Securities; (iii) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each such Purchase Contract, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (iv) units of the Company (the “Units”) to be issued under one or more unit agreements (each such unit agreement, a “Unit Agreement”) to be entered into among the Company, the unit agent to be named therein (the “Unit Agent”), and the holders from time to time of the Units; and (v) warrants of the Company (the “Warrants” and, collectively with the Common Stock (and the associated Rights), Debt Securities, Purchase Contracts and Units, the “Securities”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein (the “Warrant Agent”).

We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, the Registration Statement and the Indenture (including the form of Debt Securities included therein).

Micron Technology, Inc.

November 4, 2020

In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In making our examination of documents executed or to be executed, we have assumed that the counterparties thereto, excluding the Company, have been duly organized and are, and will continue to be, validly existing and in good standing, and have or will have the requisite legal status and legal capacity under the laws of their respective jurisdictions of incorporation or organization and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as expressly set forth in the paragraphs below, the validity and binding effect thereof on such parties. In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any Securities, that (i) the Board of Directors of the Company (or a duly authorized committee thereof) (the “Board”) shall have duly established the terms of the Securities and duly authorized the issuance and sale of such Securities and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vii) that the applicable Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and that the members of the Board have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting such Rights Agreement; and (viii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, the issuance and delivery of such Securities or the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing, we advise you that, in our opinion:

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of Common Stock or the issuance and sale of Securities convertible or exchangeable into or exercisable for shares of Common Stock (each, a “Common Offered Security”), in either case, proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in an amount not less than the par value of the Common Stock) or upon conversion, exchange or exercise of any such Common Offered Security, in accordance with the terms of such Common Offered Security or the instrument governing such Common Offered Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), in each case, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Micron Technology, Inc.

November 4, 2020

2.	With respect to Debt Securities to be issued under the Indenture, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (b) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

3.	With respect to any Purchase Contracts to be issued pursuant to the Registration Statement, when (a) the Purchase Contract Agreement to be entered into in connection with the issuance of any such Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; (b) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (c) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor or upon the due exercise, conversion or exchange of any Debt Securities or Warrants, as the case may be, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.	With respect to any Units to be issued pursuant to the Registration Statement, when (a) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; (b) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and (c) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor or upon the due exercise, conversion or exchange of any Debt Securities or Warrants, as the case may be, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5.	With respect to any Warrants to be issued pursuant to the Registration Statement, when (a) the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; (b) the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and (c) such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor or upon the due exercise, conversion or exchange of any Debt Securities or Warrants, as the case may be, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Micron Technology, Inc.

November 4, 2020

The opinion in paragraph 1 above is limited to the laws of the State of Delaware that, in our experience, are normally applicable to the shares of Common Stock covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. The opinions in paragraphs 2, 3, 4, and 5 above are limited to the laws of the State of New York that, in our experience, are normally applicable to debt securities, purchase contracts, units and warrant transactions of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. We have assumed that the choice of New York law to govern the Debt Securities and the Indenture and any supplemental indenture thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern any Purchase Contract Agreement, any Unit Agreement and any Warrant Agreement. We do not express any opinion with respect to any other law of any other jurisdiction or as to the effect of any such law on the opinions stated herein.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation